EXHIBIT 99.1

The expenses to be incurred by the Company relating to the registration and offering of $250,000,000 aggregate principal amount of 1.700% Notes due 2018 and $250,000,000 aggregate principal amount of 3.150% Notes due 2023 pursuant to a Registration Statement on Form S-3 (File No. 333-169539) and a related prospectus supplement filed with the Securities and Exchange Commission on March 4, 2013 are estimated to be as follows:

Estimated Expenses
SEC registration fee	$68,128
Legal fees and expenses	175,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	75,000
Printing fees	20,000
Rating agency fees	772,500
Trustee’s fees and expenses	22,000
Miscellaneous	—

Total expenses	$1,132,628